Exhibit 99.2

News Release

CONTACT:	Al Lara, Northeast Utilities	Caroline Pretyman, NSTAR
	(860) 728-4616	(617) 424-2460
	albert.lara@nu.com	caroline.pretyman@nstar.com

Massachusetts DPU Approves

NU–NSTAR Merger

HARTFORD, Conn. and BOSTON, Mass. (April 4, 2012) – The Massachusetts Department of Public Utilities (DPU) today approved the merger between Northeast Utilities (NYSE: NU) and NSTAR (NYSE: NST). The approval comes 18 months after the companies first announced the merger anticipated to save customers $780 million in the next 10 years. The DPU also approved the settlement agreements the companies reached with the Massachusetts Department of Energy Resources and the Attorney General which ensure rate benefits for customers along with increased environmental commitments.

“Today marks a historic day for our companies and our customers,” said Thomas J. May, NSTAR Chairman, President and CEO. “We thank the DPU and our employees for their hard work over these past many months, and now set our sights on finalizing our merger in the coming days. Together with NU, we look forward to creating a stronger company which builds on our shared history of delivering quality service to New England.”

As a direct result of the merger, customers will receive upfront benefits in the form of rate credits, cost savings, increased focus on environmental initiatives and greater transparency – all unprecedented benefits for Massachusetts customers. The combination of Northeast Utilities and NSTAR also creates one of the nation’s largest utilities, with six regulated electric and gas utilities in three New England states and approximately 3.5 million customers. NU’s numerous transmission investment opportunities coupled with NSTAR’s strong balance sheet translates into an impressive growth opportunity for the combined company. The combined company will be larger, more diverse and better positioned to support continued economic growth in New England and meet customers’ future energy needs.

“A year and half ago, we set out to combine Northeast Utilities and NSTAR and create a great New England-based company, knowing that together we would be even stronger advocates for our customers and the region as a whole,” said Charles W. Shivery, NU’s Chairman, President and CEO. “Each day of the merger process has only reinforced the value that joining our companies will deliver, tomorrow and for many years to come.”

(more)

In February of this year, the companies reached separate, comprehensive merger-related agreements with both the Massachusetts Department of Energy Resources and the Massachusetts Attorney General guaranteeing substantial customer and environmental benefits. The settlement agreements resulted in a one-time, $21 million rate credit for customers of NSTAR Electric, NSTAR Gas and Western Massachusetts Electric Company in the month following the merger closing; a commitment to freeze base distribution rates at those companies until 2016; and further environmental commitments to solar, wind, hydro, energy efficiency and electric vehicle charging infrastructure development.

In addition to the DPU approval, the merger agreement has already met all the necessary regulatory requirements and received all the necessary approvals including those of the Connecticut Public Utilities Regulatory Authority, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, the Securities and Exchange Commission and the Federal Communications Commission. The companies have set a closing date of April 10, 2012.

The combined company will maintain dual headquarters in Hartford, CT, and Boston, MA, with the Board of Trustees and senior leadership team being comprised of a blend of the two current organizations.

About Northeast Utilities

Northeast Utilities (NYSE: NU), a Fortune 500 and Standard & Poor’s 500 energy company based in Connecticut, operates New England’s largest energy delivery system. NU is committed to safety, reliability, environmental leadership and stewardship, and expanding energy options for its more than 2 million electricity and natural gas customers. For more information on Northeast Utilities and its subsidiaries, visit the NU family of Web sites at www.nu.com.

About NSTAR

NSTAR is the largest Massachusetts-based, investor-owned electric and gas utility. The company transmits and delivers electricity and natural gas to 1.4 million customers in Eastern and Central Massachusetts, including more than one million electric customers in 81 communities and 300,000 gas customers in 51 communities. For more information, visit www.nstar.com.

Information Concerning Forward-Looking Statements

In addition to historical information, this communication may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. Forward-looking statements relating to the proposed merger include, but are not limited to: statements about the benefits of the proposed merger involving NSTAR and Northeast Utilities, including future financial and operating results; NSTAR’s and Northeast Utilities’ plans, objectives, expectations and intentions; the expected timing of completion of the transaction; and other statements relating to the merger that are not historical facts. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements. With respect to the proposed merger, these factors include, but are not limited to: the risk that NSTAR or Northeast Utilities may be unable to obtain governmental and

(more)

regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could reduce the anticipated benefits from the merger or cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the length of time necessary to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; the effect of future regulatory or legislative actions on the companies; and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect. These risks, as well as other risks associated with the merger, are more fully discussed in the joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 (Registration No. 333-170754) that was filed by Northeast Utilities with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in NSTAR’s and Northeast Utilities’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. Forward-looking statements included in this document speak only as of the date of this document. Neither NSTAR nor Northeast Utilities undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this document.

Additional Information and Where To Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger between Northeast Utilities and NSTAR, Northeast Utilities filed with the SEC a Registration Statement on Form S-4 (Registration No. 333-170754) that includes a joint proxy statement of Northeast Utilities and NSTAR that also constitutes a prospectus of Northeast Utilities. Northeast Utilities and NSTAR mailed the definitive joint proxy statement/prospectus to their respective shareholders, on or about January 5, 2011. Northeast Utilities and NSTAR urge investors and shareholders to read the joint proxy statement/prospectus regarding the proposed merger, as well as other documents filed with the SEC, because they contain important information. You may obtain copies of all documents filed with the SEC regarding this proposed transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Northeast Utilities’ website (www.nu.com) under the tab “Investors” and then under the heading “Financial/SEC Reports.” You may also obtain these documents, free of charge, from NSTAR’s website (www.nstar.com) under the tab “Investor Relations.”

###